EXHIBIT 10.2

General RELEASE agreement

This General Release Agreement (this “Agreement”), dated as of January 18, 2016, is entered into by and among Vitaxel Group Limited, formerly known as Albero, Corp, a Nevada corporation (“Seller”), Albero Enterprise Corp., a Nevada corporation and a wholly owned subsidiary of Seller (“Split-Off Subsidiary”), and Andriy Berezhnyy (“Buyer”). In consideration of the mutual benefits to be derived from this Agreement, the covenants and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the execution and delivery hereof, the parties hereto hereby agree as follows:

1.            Split-Off Agreement. This Agreement is executed and delivered pursuant to the requirements of that certain Split-Off Agreement (the “Split-Off Agreement”) by and among Seller, Split-Off Subsidiary and Buyer, as a condition to the closing of the purchase and sale transaction contemplated thereby (the “Transaction”).

2.            Release and Waiver by Split-Off Subsidiary. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Split-Off Subsidiary, on behalf of itself and its assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases Seller, Vitaxel SDN BHD, and Vitaxel Online Mall SBN BHD, (each a “PrivateCo”), along with their respective present, future and former officers, directors, stockholders, members, employees, agents, attorneys and representatives (collectively, the “Seller Released Parties”), of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Split-Off Subsidiary has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by Split-Off Subsidiary arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur at or prior to the closing of the Transaction.

3.            Release and Waiver by Buyer. For and in consideration of the covenants and promises contained herein and in the Split-Off Agreement, the receipt and sufficiency of which are hereby acknowledged, Buyer on behalf of herself and her assigns, representatives and agents, if any, hereby covenants not to sue and fully, finally and forever completely releases the Seller Released Parties of and from any and all claims, actions, obligations, liabilities, demands and/or causes of action, of whatever kind or character, whether now known or unknown, which Buyer has or might claim to have against the Seller Released Parties for any and all injuries, harm, damages (actual and punitive), costs, losses, expenses, attorneys’ fees and/or liability or other detriment, if any, whenever incurred or suffered by such Buyer arising from, relating to, or in any way connected with, any fact, event, transaction, action or omission that occurred or failed to occur on or prior to the date of the Closing.

4.            Additional Covenants and Agreements.

(a)          Each of Split-Off Subsidiary and Buyer, on the one hand, and Seller, on the other hand, waives and releases the other from any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make this Agreement not binding.

(b)          Each of the parties hereto acknowledges and agrees that the releases set forth herein do not include any claims the other party hereto may have against such party for such party’s failure to comply with or breach of any provision in this Agreement or the Split-Off Agreement.

(c)          Notwithstanding anything contained herein to the contrary, this Agreement shall not release or waive, or in any manner affect or void, any party’s rights and obligations under the following:

(i)          the Split-Off Agreement; and

(ii)         the Share Exchange Agreement among Seller, each PrivateCo, and stockholders of each PrivateCo. (the “Share Exchange Agreement”), and the other the Transaction Documents.

5.            Modification. This Agreement cannot be modified orally and can only be modified through a written document signed by all parties and each PrivateCo.

6.            Severability. If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision that was determined to be void, illegal or unenforceable had not been contained herein.

7.            Expenses. The parties hereto agree that each party shall pay its respective costs, including attorneys’ fees, if any, associated with this Agreement.

8.            Further Acts and Assurances. Each of Split-Off Subsidiary and Buyer agrees that it will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of Seller or each PrivateCo, and without further consideration, cause the execution and delivery of such other instruments of release or waiver and take such other action or execute such other documents as such party may reasonably request in order to confirm or effect the releases, waivers and covenants contained herein, and, in the case of any claims, actions, obligations, liabilities, demands and/or causes of action that cannot be effectively released or waived without the consent or approval of other Persons that is unobtainable, to use its best reasonable efforts to ensure that the Seller Released Parties receive the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

9.            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts or choice of laws thereof.

10.         Third-Party Beneficiary. Each of Seller, Buyers and Split-Off Subsidiary acknowledges and agrees that this Agreement is entered into for the express benefit of each PrivateCo, and that each PrivateCo is relying hereon and on the consummation of the transactions contemplated by this Agreement in entering into and performing its obligations under the Share Exchange Agreement, and that each PrivateCo shall be in all respects entitled to the benefit hereof and to enforce this Agreement as a result of any breach hereof.

11.         Specific Performance; Remedies. Each of Seller, Buyer and Split-Off Subsidiary acknowledges and agrees that each PrivateCo would be damaged irreparably if any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, each of Seller, Buyer and Split-Off Subsidiary agrees that each PrivateCo will be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its terms and provisions in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, subject to Section 9, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and are in addition to any other rights, obligations or remedies otherwise available at law or in equity, and nothing herein will be considered an election of remedies.

12.         Entire Agreement. This Agreement constitutes the entire understanding and agreement of Seller, Split-Off Subsidiary and Buyer and supersedes prior understandings and agreements, if any, among or between Seller, Split-Off Subsidiary and Buyer with respect to the subject matter of this Agreement, other than as specifically referenced herein. This Agreement does not, however, operate to supersede or extinguish any confidentiality, non-solicitation, non-disclosure or non-competition obligations owed by Split-Off Subsidiary to Seller under any prior agreement.

13.         Definitions. Capitalized terms used herein without definition have the meanings ascribed to them in the Share Exchange Agreement.

[Signature page follows this page.]

IN WITNESS WHEREOF, the undersigned have executed this General Release Agreement as of the day and year first above written.

SELLER

By:	/s/ Andriy Berezhnyy
Name: Andriy Berezhnyy
Title: President

SPLIT OFF SUBSIDIARY

By:	/s/ Andriy Berezhnyy
Name: Andriy Berezhnyy
Title: President

BUYER

/s/ Andriy Berezhnyy
Andriy Berezhnyy

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